                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): March 4, 2000

                           Commission File 000-25687

                                Phone.com, Inc.
                           (A Delaware Corporation)

                 I.R.S. Employer Identification No. 94-3219054


                 800 CHESAPEAKE DRIVE, REDWOOD CITY, CA 94063

                                (650) 562-0200

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

On March 4, 2000, Phone.com, Inc. ("Phone.com") filed a Form 8-K to report its acquisition of Paragon Software (Holdings) Limited, a private limited company incorporated in England and Wales ("Paragon"). Pursuant to Item 7 of Form 8-K, Phone.com indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED


         Paragon Software (Holdings) Limited

         Report of Independent Auditors
         Consolidated Balance Sheets as of December 31, 1999 and 1998 Consolidated Statements of Operations for the years ended December 31, 1999 and 1998
         Consolidated Statements of Shareholders' Equity for the years ended December 31, 1999 and 1998
         Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998
         Notes to Consolidated Financial Statements

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors

Paragon Software (Holdings) Limited

We have audited the accompanying consolidated balance sheets of Paragon Software (Holdings) Limited as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards, which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paragon Software (Holdings) Limited at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                                                   Ernst & Young
Reading, England
May 12, 2000

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
As of December 31, 1999 and 1998

                                                                                              1999         1998
                                                                                           (Pounds)     (Pounds)
ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                                            7,407,405      830,739
    Receivables                                                                            243,713      224,768
    Inventories                                                                            218,529      114,121
    Prepaid expenses                                                                        38,787       35,443
    Other current assets                                                                    88,028        6,400
                                                                                        ----------   ----------
Total current assets                                                                     7,996,462    1,211,471
FIXED ASSETS
Equipment, fixtures and fittings, net                                                       69,460       19,835
Intangible assets, net                                                                           -       82,900
                                                                                        ----------   ----------
TOTAL ASSETS                                                                             8,065,922    1,314,206
                                                                                        ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Bank overdraft                                                                          72,483            -
    Accounts payable                                                                       386,019      175,648
    Obligations under finance leases                                                         7,148            -
    Corporation tax                                                                              -        1,250
    Other taxation and social security                                                      65,830       41,768
    Accruals                                                                               631,149      172,108
    Deferred revenue                                                                       260,406      480,000
                                                                                        ----------   ----------
Total current liabilities                                                                1,423,035      870,774
Capital lease obligations less current portion                                              15,600            -
                                                                                        ----------   ----------
TOTAL LIABILITIES                                                                        1,438,635      870,774
                                                                                        ----------   ----------
`C' Redeemable convertible preferred shares of par value 10p per share                   8,564,020            -
                                                                                        ----------   ----------
SHAREHOLDERS' EQUITY
Ordinary shares of par value 10p per share (1998 - par value (Pounds)1 per share):
    Authorised - 44,197,222 (1998 - 4,692,437)
    Issued and outstanding - 10,000,000 (1998 - 1,000,000)                               1,000,000    1,000,000
`A' Preferred convertible shares of par value 10p per share (1998 - (Pounds)1 each):
    Authorised, issued and outstanding - 1,441,650 (1998 - 144,165)                        144,165      144,165
`B' Preferred convertible shares of par value 10p per share (1998 - (Pounds)1 each):
    Authorised, issued and outstanding - 1,633,980 (1998 - 163,398)                        163,398      163,398
Additional paid-in capital                                                               5,381,988      770,041
Deferred share compensation                                                             (3,027,987)           -
Retained deficit                                                                        (5,598,297)  (1,634,172)
                                                                                        ----------   ----------
TOTAL SHAREHOLDERS' EQUITY                                                              (1,936,733)     443,432
                                                                                        ----------   ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                               8,065,922    1,314,206
                                                                                        ==========   ==========



                See notes to consolidated financial statements

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 1999 and 1998

                                                                                              1999         1998
                                                                                           (Pounds)     (Pounds)
NET SALES                                                                                1,861,643      586,194

Cost of sales                                                                             (729,373)    (623,642)
Selling, general and administrative expenses                                            (5,178,667)  (1,588,827)
Interest income                                                                             85,413        5,381
Interest expense                                                                            (3,141)     (16,120)
                                                                                        ----------   ----------
LOSS BEFORE TAXATION                                                                    (3,964,125)  (1,637,014)
Tax                                                                                              -        4,994
                                                                                        ----------   ----------
NET LOSS                                                                                (3,964,125)  (1,632,020)
                                                                                        ==========   ==========

                See notes to consolidated financial statements

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
For the years ended December 31, 1999 and 1998


                                                                                                                     Total
                                             Share capital                Additional   Deferred                      Share-
                                 Ordinary   `A' preferred   `B'preferred   Paid-in      Share          Retained     holders'
                                  shares        shares         shares      Capital   Compensation      Earnings      Equity
                                 (Pounds)      (Pounds)       (Pounds)     (Pounds)    (Pounds)        (Pounds)     (Pounds)
At January 1, 1998                      2               -              -         -               -        (2,152)      (2,150)
Proceeds from issues of
shares,
   net of issue costs             999,998         144,165        163,398   361,066               -             -    1,668,627
Unearned deferred
   share compensation                   -               -              -    408,975       (408,975)            -            -
Amortisation of deferred
   share
   compensation                         -               -              -         -         408,975             -      408,975
Retained loss for period                -               -              -         -               -    (1,632,020)  (1,632,020)
                                ---------   -------------   ------------   ---------   -----------    ----------   ----------
At 31 December 1998             1,000,000         144,165        163,398     770,041             -    (1,634,172)     443,432

Unearned deferred
   share compensation                   -               -              -   4,611,947    (4,611,947)            -            -
Amortisation of
deferred share
   compensation                         -               -              -           -     1,583,960             -    1,583,960
Retained loss for period                -               -              -           -             -    (3,964,125)  (3,964,125)
                                ---------   -------------   ------------   ---------    ----------    ----------   ----------
At 31 December 1999             1,000,000         144,165        163,398   5,381,988    (3,027,987)   (5,598,297)  (1,936,733)
                                ==========  =============   ============   =========    ==========    ==========   ==========

The group has no comprehensive income other than the retained losses for the periods presented.



                See notes to consolidated financial statements

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 1999 and 1998

                                                                                            1999         1998
                                                                                          (Pounds)     (Pounds)
OPERATING ACTIVITIES
Net loss                                                                               (3,964,125)  (1,632,020)
Adjustments to reconcile net loss to cash provided
 by operations
    Depreciation                                                                           26,867       16,820
    Amortisation of intangible fixed assets                                                82,900       84,646
    Amortisation of deferred share compensation                                         1,583,960      408,975
    (Increase) in receivables                                                            (103,917)    (167,715)
    (Increase) in stocks                                                                 (104,408)     (78,737)
    Increase in creditors                                                                 472,630      778,835
                                                                                       ----------   ----------
NET CASH USED BY OPERATING ACTIVITIES                                                  (2,006,093)    (589,196)

INVESTING ACTIVITIES
Payments to acquire tangible fixed assets                                                 (76,492)      (7,155)
                                                                                       ----------   ----------
NET CASH USED BY INVESTING ACTIVITIES                                                     (76,492)      (7,155)

FINANCING ACTIVITIES
Issue of ordinary share capital                                                                 -    1,668,725
Issue of redeemable convertible shares                                                  8,564,020            -
Capital element of capital lease rental payments                                           22,748       (5,483)
Borrowings                                                                                 72,483     (130,384)
Loan from director                                                                                    (116,295)
                                                                                       ----------   ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                               8,659,251    1,416,563

NET INCREASE IN CASH AND CASH EQUIVALENTS                                               6,576,666      820,212

CASH AND CASH EQUIVALENTS AT 1 JANUARY                                                    830,739       10,527
                                                                                       ----------   ----------
CASH AND CASH EQUIVALENTS AT 31 DECEMBER                                                7,407,405      830,739
                                                                                       ==========   ==========

Supplemental cash flow information:

    Interest paid                                                                          (3,141)     (16,120)
                                                                                       ==========   ==========
    Interest received                                                                      85,413        5,381
                                                                                       ==========  ===========
    Tax paid                                                                               (1,250)       6,455
                                                                                       ==========   ==========


                See notes to consolidated financial statements

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

   Accounting convention
   The financial statements are prepared in accordance with accounting principles generally accepted in the United States.

   Basis of consolidation
   The financial statements consolidate the accounts of Paragon Software (Holdings) Limited (the "Company") and all its subsidiary undertakings drawn up to 31 December each year. As more fully described in note 2, on 10 February 1998 the company merged with Paragon Software Limited and Paragon Software (Developments) Limited. The transaction was accounted for as a combination of entities under common control in a manner similar to pooling of interests and, accordingly, all financial data provided herein includes the results of these companies.

   Use of estimates
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Revenue recognition
   Paragon recognises revenue upon shipment when no significant vendor obligations remain and collection of the receivable, net of provisions for estimated future returns, is probable. Paragon offers the right of return of its products under various programs. The company estimates and maintains reserves for product returns.

   Cash equivalents
   Paragon considers investments in highly liquid instruments purchased with an original maturity of 90 days or less to be cash equivalents. All of the company's cash equivalents are classified as available for sale as of the balance sheet date. These securities are reported at fair market value.

   Development costs
   Development costs on separately identified specific projects, the outcome of which has been assessed with reasonable certainty, are capitalised to the extent that their recovery can reasonably be regarded as assured and are amortised on a unit basis over a maximum of 30 months. Other development expenditure is written off against profits in the year in which it is incurred.

   Intellectual Property Rights
   Intellectual property rights have been recorded at cost and are being amortised evenly over a period of three years, their expected useful life.

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES (continued)

    Depreciation
    Depreciation is provided on all tangible fixed assets at rates calculated to write off cost, less estimated residual value, of each asset evenly over its expected useful life, as follows:

    Computer equipment                over 3 years
    Software                          over 3 years
    Office equipment                  over 4 years
    Fixtures and fittings             over 4 years

    Inventories
    Inventories, consisting principally of consumable products, are stated at the lower of cost and net realisable value. Cost is determined on a first in first out basis.

    Deferred taxation
    Deferred taxation is provided on the liability method on all timing differences which are expected to reverse in the future, calculated at the rate at which it is estimated that tax will be payable.

    Foreign currencies
    Transactions in foreign currencies are recorded at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

    The accounts of overseas subsidiary companies are translated at the rate of exchange ruling at the balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. All other translation differences are taken to the profit and loss account.

    Leasing
    Assets acquired under capital leases are capitalised as fixed assets. The amount capitalised is that sum for which the leased asset could be purchased at the start of the lease, this sum also being treated as a liability.

    Depreciation on such leased assets is provided at rates calculated to write off the capitalised cost over the shorter of the lease term and the asset's economic life. Lease payments are apportioned between financing charges (computed on the basis of implicit interest rates) and a reduction in the original liability.

    Rentals paid under operating leases are expensed on a straight line basis over the term of the lease.

    Share based compensation
    Where share options are granted to employees the company recognises as a charge in the profit and loss account the difference between the fair market value of the shares at the date the award is made to participants in the scheme and the amount of the consideration that participants may be required to pay for the shares. This charge is spread evenly over the period the share options vest.

    For share options granted under Stock Appreciation Right plans (SAR), the compensation related to the grant of the option is determined based on the market price at the date the recipient exercises their option. Until exercise has occurred, the compensation is determined by reference to the market price at the end of each accounting period. The difference in value of the option using the current accounting period's market price and the last accounting period's market price is charged to the profit and loss account.

    Share options were also granted to a consultant. The difference between the fair value of the shares at the date of the grant and the amount of consideration that the participants may be required to pay for the shares is recorded as a charge to the profit and loss account over the vesting period.

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  BUSINESS COMBINATIONS

    On 10 February 1998, 948,998 (Pounds)1 ordinary shares were issued fully paid in consideration on the merger with Paragon Software Limited and Paragon Software (Developments) Limited (the `subsidiaries'). The subsidiaries principal activities are the development, marketing and selling of software products linking mobile phones to personal computers worldwide.

    The combination has been accounted for as a combination of interests under common control in a manner similar to the pooling of interests and accordingly all financial data presented herein has been restated to include the results of the subsidiaries. The following table sets forth the composition of combined net revenue and net loss for the periods indicated. Information for 1998 with respect to the subsidiaries reflects the period from 1 January 1998 to 10 February 1998, the date of the combination.

                                  Paragon                                 Paragon
                                 Software              Paragon           Software
                                (Holdings)             Software         (Develop-
                                   Ltd                   Ltd             ments) Ltd     Total
                                  1998                  1998                1998        1998
    Net sales                    586,194                  -                   -         586,194
    Net loss                  (1,557,020)           (50,000)            (25,000)     (1,632,020)

    The accounting policies for the subsidiaries conform with those of the company.

3.  BUSINESS SEGMENT INFORMATION
    Net sales represents the amounts derived from one business segment - the development, and marketing of software products linking mobile phones to personal computers worldwide.

    The following table analyses worldwide operations by geographical segment, based on the location of the group's facilities.

                                                             Year ended December 31,
                                                                1999            1998
                                                              (Pounds)        (Pounds)
    NET SALES:
    United States                                                1,037,793      223,134
    United Kingdom                                                 823,850      363,060
                                                                ----------   ----------
    Total net revenue                                            1,861,643      586,194
                                                                ==========   ==========
    LOSS FROM OPERATIONS:
    United States                                                 (720,204)           -
    United Kingdom                                              (3,243,921)  (1,632,020)
                                                                ----------   ----------
                                                                (3,964,125)  (1,632,020)
                                                                ==========   ==========

                                                                   As of December 31,
                                                                   1999         1998
    LONG-LIVED ASSETS:
    United States                                                   32,950            -
    United Kingdom                                                  36,510      102,735
                                                                ----------   ----------
                                                                    69,460      102,735
                                                                ==========   ==========

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.  DEVELOPMENT COSTS

                                                                 Year ended December 31
                                                                      1999         1998
                                                                   (Pounds)     (Pounds)
    Development costs written off                                  732,744      361,368
    Amortisation of capitalised costs                               77,718       77,723
                                                                  --------   ----------
                                                                   810,462      439,091
                                                                  ========   ==========


5.  TAXATION
                                                                   Year ended December 31,
                                                                      1999         1998
                                                                   (Pounds)     (Pounds)
    Tax expense (benefit)
    Current
     United Kingdon corporation tax at 21% 1998                          -       (4,994)
     United States                                                       -            -
                                                                   -------   ----------
    Total current                                                        -       (4,994)
                                                                   =======   ==========

    Due to continuing losses and the recovery of previous years taxation payments the group has achieved a negative effective tax rate.

    Loss before taxation is analysed as follows:
                                                                 Year ended 31 December
                                                                      1999         1998
                                                                   (Pounds)     (Pounds)
    United States                                                 (720,204)           -
    United Kingdom                                              (3,243,921)  (1,632,020)
                                                               -----------   ----------
                                                                (3,964,125)  (1,632,020)
                                                               ===========   ==========

    Deferred income taxes:
                                                                     As of December 31,
                                                                      1999         1998
                                                                   (Pounds)     (Pounds)
    Deferred tax assets
     Losses carried forward                                        746,625      373,860
     Valuation allowance for deferred tax assets                  (746,625)    (373,860)
                                                                 ---------   ----------
    Net tax asset                                                        -            -
                                                                 =========   ==========

    The realisation of the deferred tax asset is dependent on the group's ability to generate approximately (Pounds)2.5 million of taxable income. Management are currently unable to estimate the timing of the generation of this income and have therefore set a valuation allowance in full against the asset. This allowance will be reviewed annually.

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




6.  TANGIBLE FIXED ASSETS
                                                                                                  As of December 31,
                                                                                                    1999      1998
                                                                                                  (Pounds)  (Pounds)
    Computer equipment                                                                             46,344    33,985
    Software                                                                                       11,033    12,751
    Office equipment                                                                               54,786     7,992
    Fixtures and fittings                                                                             984     1,430
                                                                                                 ---------  -------
    Equipment, fixtures and fittings - at cost                                                    113,147    56,158
    Less : accumulated depreciation                                                               (43,687)  (36,323)
                                                                                                 --------   -------
                                                                                                   69,640    19,835
                                                                                                 ========   =======

    The above figures include assets under capital leases as follows:

                                                                                                  As of December 31,
                                                                                                    1999      1998
                                                                                                  (Pounds)  (Pounds)
    Cost                                                                                           26,948         -
    Less : accumulated depreciation                                                                (2,235)        -
                                                                                                 --------   -------
                                                                                                   24,713         -
                                                                                                 ========   =======

7.  INTANGIBLE ASSETS

                                                                                                  As of December 31,
                                                                                                    1999      1998
                                                                                                  (Pounds)  (Pounds)
    Development expenditure                                                                       155,441   155,441
    Intellectual Property Rights                                                                   12,104    12,104
                                                                                                ---------   -------
    Intangible assets                                                                             167,545   167,545
    Less : accumulated amortisation                                                              (167,545)  (84,645)
                                                                                                ---------   -------
    Intangible assets - net                                                                             -    82,900
                                                                                                =========   =======

8.  OBLIGATIONS UNDER CAPITAL LEASES
    Future minimum capital lease obligations are as follows:
                                                                                                 As at December 31,
                                                                                                               1999
                                                                                                            (Pounds)
    Amounts payable:
     within one year                                                                                          9,514
     in two to three years                                                                                    9,514
     in three to four years                                                                                   8,550
                                                                                                            -------
                                                                                                             27,578
    Less: finance charges allocated to future periods                                                         4,830
                                                                                                            -------
                                                                                                             22,748
                                                                                                            =======


Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.  `C' REDEEMABLE CONVERTIBLE PREFERRED SHARES (`C' SHARES)

    During 1999, 2,727,148 `C' shares of par value 10p per share were allotted for (Pounds)8,564,020, gross of issue costs of (Pounds)108,386.

    `C' shares rank pari passu in all respects to voting rights with other classes of shareholders.

    The `C' preferred shareholders have priority over all other shareholders to a non-cumulative dividend of 8%. After accounting for the preferential dividend all classes rank pari passu in respect of further dividends.

    On a winding up of the company, the `C' preferred shareholders have the right to receive, in priority to all other shareholders, the subscription price of the `C' preferred shares plus any dividends in arrears, the `B' preferred shareholders then have the right to receive, in priority to `A' preferred and ordinary shareholders, the subscription price of the `B' preferred shares plus any dividends in arrears. The `A' preferred shareholders have the right to receive, subject to the rights of the `B' and `C' preferred shareholders, but in priority to ordinary shareholders, the subscription price of the `A' preferred shares plus any dividends in arrears. Any remaining balance will then be shared pari passu between the `B' and `C' preferred shareholders and the ordinary shareholders.

    A holder of any class of preferred shares is entitled to convert each share held into such number of fully paid ordinary shares as determined by the Articles of Association.

    If approval of 50% of the `C' preferred shareholders is given, the company shall redeem at the subscription price the shares of such holder giving notice.


10. SHARE CAPITAL

    On 10 February 1998, 948,998 (Pounds)1 ordinary shares were issued fully paid in consideration on merger with Paragon Software Limited and Paragon Software (Developments) Limited. Also on this date, 50,000 (Pounds)1 ordinary shares were issued fully paid for a cash consideration of (Pounds)50,000.

    On 12 February 1998, 144,165 (Pounds)1 ordinary shares were issued fully paid for a cash consideration of (Pounds)450,000. Issue costs of (Pounds)27,282 were incurred.

    On 12 February 1998, 163,398 (Pounds)1 ordinary shares were issued fully paid for a cash consideration of (Pounds)1,249,995. Issue costs of (Pounds)54,100 were incurred.

    During 1999 the company subdivided each (Pounds)1 ordinary, `A' preferred and `B' preferred shares into 10 10p ordinary, `A' preferred and `B' preferred shares respectively.

    The company has an unapproved share option plan under which options to subscribe for the company's shares have been awarded to consultants and employees. The Board of Directors determines the term of each award and the award price. The awards are made at the discretion of the Board of Directors. At the beginning of 1998 there were no options under the plan in place. During 1998 options under this plan were granted over 615,000 shares exercisable at 10p each, between 25 October 2001 and 25 October 2007. During 1999 further options were granted over 1,360,000 ordinary shares exercisable at 10p each, between 1 April 2002 and 1 April 2008. No options were exercised or lapsed during 1998 or 1999.

Paragon Software (Holdings) Limited
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. SHARE CAPITAL (CONTINUED)

    The `C' preferred shareholders have priority over all other shareholders to a non-cumulative dividend of 8%. After accounting for the preferential dividend all classes rank pari passu in respect of further dividends.

    On a winding up of the company, the `C' preferred shareholders have the right to receive, in priority to all other shareholders, the subscription price of the `C' preferred shares plus any dividends in arrears, the `B' preferred shareholders then have the right to receive, in priority to `A' preferred and ordinary shareholders, the subscription price of the `B' preferred shares plus any dividends in arrears. The `A' preferred shareholders have the right to receive, subject to the rights of the `B' and `C' preferred shareholders, but in priority to ordinary shareholders, the subscription price of the `A' preferred shares plus any dividends in arrears. Any remaining balance will then be shared pari passu between the `B' and `C' preferred shareholders and the ordinary shareholders.

    A holder of any class of preferred shares is entitled to convert each share held into such number of fully paid ordinary shares as determined by the Articles of Association.

    If approval of 50% of the `C' preferred shareholders is given, the company shall redeem at the subscription price the shares of such holder giving notice.

11. COMMITMENTS

    As at December 31, 1999 the group had commitments under operating leases as set out below:

                                   1999
                                 (Pounds)
    Minimum lease commitments
    Within one year              154,491
    In one to two years          139,491
    In two to three years        139,491
    In three to four years        39,750
                                 -------
                                 473,223
                                 =======


    During the years ended 31 December 1999 and 1998 rent expense totalled (Pounds)83,194 and (Pounds)31,358 respectively.

12. POST BALANCE SHEET EVENT
    On 4 March 2000, the entire share capital of the company was acquired by Phone.com Inc., a company incorporated in the United States of America.

(b)  PRO FORMA FINANCIAL INFORMATION


                       PHONE.COM, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had Phone.com, and the WAP business of APiON, AtMotion, and Paragon ("the Companies") been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Phone.com and the Companies, included elsewhere in this submission and in Phone.com's S-1 Registration Statement filed October 28, 1999, and in Phone.com's Current Report on Form 8-K, as amended, dated February 8, 2000. The following unaudited pro forma combined condensed financial statements give effect to Phone.com's acquisitions of the Companies using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited financial statements and related notes of Phone.com and the Companies.

     The pro forma adjustments are preliminary and are based upon available information and certain assumptions that management believes are reasonable.
The pro forma financial data do not necessarily reflect the results of operations or the financial position of the Company that would have resulted had the acquisitions been consummated as of the date or for the period indicated, and the pro forma financial data exclude the non-recurring effects of certain purchase adjustments related to the acquisitions that will be reflected in financial statements prepared in accordance with generally accepted accounting principles. The pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments that will be determined in accordance with the purchase accounting provisions of Accounting Principles Board Opinion No. 16, "Business Combinations" and related pronouncements. The actual allocation of the purchase price will be adjusted in accordance with Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchase Enterprises," to the extent that actual amounts differ from management's estimates. The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, resulting in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See notes to the pro forma combined condensed financial statements.

     The unaudited pro forma combined condensed balance sheet assumes that the acquisitions of AtMotion and Paragon took place on December 31, 1999, and combines Phone.com's December 31, 1999 consolidated balance sheet with AtMotion's and Paragon's December 31, 1999 balance sheets. The Phone.com December 31, 1999 balance sheet includes assets and liabilities relating to the acquisition of the WAP business of APiON, which was completed October 26, 1999. The pro forma combined condensed statements of operations assumes the acquisitions took place on July 1, 1998, and combines Phone.com's consolidated statement of operations for the year ended June 30, 1999, and consolidated statement of operations for the six months ended December 31, 1999, with the WAP business of ApiON's statement of operations for the year ended March 31, 1999 and statement of operations for the six months ended December 31, 1999, and AtMotion's and Paragon's statements of operations for the year ended June 30, 1999 and statements of operations for the six months ended December 31, 1999, respectively.

                        PHONE.COM INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               DECEMBER 31, 1999

                                (In thousands)

                                                                           HISTORICAL                        PRO FORMA
                                                         ----------------------------------------    --------------------------
                                                          PHONE.COM     ATMOTION       PARAGON        ADJUSTMENTS     COMBINED
                                                         -----------   ----------     ---------     --------------   -----------
ASSETS
Current assets:
   Cash and cash equivalents                             $  276,976    $    1,353     $  12,222     $     (3,555) (b)  $  286,996
   Short-term investments                                   228,543             -             -                -          228,543
   Accounts receivable                                       11,564             -           402                -           11,966
   Prepaid expenses and other current assets                  2,703           133           570                -            3,406
                                                         ----------    ----------     ---------     ------------       ----------
         Total current assets                               519,786         1,486        13,194           (3,555)         530,911

Property and equipment, net                                   9,672         3,305           115                -           13,092
Deposits and other assets                                     1,789           146                              -            1,935
Goodwill and intangible assets, net                         231,852             -             -          285,174  (a)
                                                                                                         460,809  (b)     977,835
                                                         ----------    ----------     ---------     ------------       ----------
                                                         $  763,099    $    4,937     $  13,309     $    742,428      $ 1,523,773
                                                         ==========    ==========     =========     ============       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of equipment loan
      and capital lease obligations                      $      424    $      537     $      12     $          -              973
   Accounts payable and accrued liabilities                  19,986         1,320         1,906            2,000  (a)
                                                                                                          32,545  (b)      57,757
   Deferred revenue                                          46,581             -           430                -           47,011
                                                         ----------    ----------     ---------     ------------       ----------
         Total current liabilities                           66,991         1,857         2,348           34,545          105,741

Equipment loans and capital lease obligations,
   less current portion                                         272         1,784            26                -            2,082
                                                         ----------    ----------     ---------     ------------       ----------
         Total liabilities                                   67,263         3,641         2,374           34,545          107,823
                                                         ----------    ----------     ---------     ------------       ----------
Stockholders' equity:
   Redeemable convertible preferred stock                         -        13,486        14,638          (13,486) (a)
                                                                                                         (14,638) (b)           -
   Common stock                                                  68           770         1,650                2  (a)
                                                                                                            (770) (a)
                                                                                                               3  (b)
                                                                                                          (1,650) (b)          73
   Additional paid-in capital                               772,522             -         8,880          285,157  (a)
                                                                                                            (596) (b)
                                                                                                         453,721  (b)   1,511,400
   Deferred stock-based compensation                         (9,183)            -        (4,996)           4,996  (b)      (9,183)
   Treasury stock                                              (196)            -             -                -             (196)
   Notes receivable from stockholders                          (484)         (689)            -                -           (1,173)
   Accumulated deficit                                      (66,891)      (12,271)       (9,237)          12,271  (a)
                                                                                                          (8,843) (b)     (84,971)
                                                         ----------    ----------     ---------     ------------       ----------
         Total stockholders' equity                         695,836         1,296        10,935          707,883        1,415,950
                                                         ----------    ----------     ---------     ------------       ----------
                                                         $  763,099    $    4,937     $  13,309     $    742,428       $1,523,773
                                                         ==========    ==========     =========     ============      ===========

  See accompanying notes to unaudited pro forma combined condensed financial statements.

                        PHONE.COM INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                           YEAR ENDED JUNE 30, 1999

                     (In thousands, except per share data)

                                                                      HISTORICAL                                   PRO FORMA
                                             --------------------------------------------------------    --------------------------
                                                PHONE.COM      APION         ATMOTION       PARAGON      ADJUSTMENTS       COMBINED
                                             -----------    -----------    -----------    -----------    -----------    -----------
Revenues:
   License                                   $     5,229    $         -    $         -    $     2,185    $         -    $     7,414
   Maintenance and support services                5,921              -              -              -              -          5,921
   Consulting services                             2,292              -              -              -              -          2,292
                                             -----------    -----------    -----------    -----------    -----------    -----------
      Total revenues                              13,442              -              -          2,185              -         15,627
                                             -----------    -----------    -----------    -----------    -----------    -----------
Cost of revenues:
   License                                           371              -              -            544              -            915
   Maintenance and support services                3,022              -              -              -              -          3,022
   Consulting services                             1,146              -              -              -              -          1,146
                                             -----------    -----------    -----------    -----------    -----------    -----------

      Total cost of revenues                       4,539              -              -            544              -          5,083
                                             -----------    -----------    -----------    -----------    -----------    -----------

      Gross profit                                 8,903              -              -          1,641              -         10,544
                                             -----------    -----------    -----------    -----------    -----------    -----------

Operating expenses:
   Research and development                       13,082            432          4,671            792              -         18,977
   Sales and marketing                            10,840            227              -          1,680              -         12,747
   General and administrative                      4,432            425          1,489            925              -          7,271
   Stock-based compensation                        1,011              -              -            601          3,821 (c)
                                                                                                                (601)(k)      4,832
   Amortization of goodwill and
     intangible assets                                 -              -              -              -         81,160 (d)
                                                                                                    -         95,058 (f)
                                                                                                             153,603 (i)    329,821
                                             -----------    -----------    -----------    -----------    -----------    -----------
      Total operating expenses                    29,365          1,084          6,160          3,998        333,041        373,648
                                             -----------    -----------    -----------    -----------    -----------    -----------
      Operating loss                             (20,462)        (1,084)        (6,160)        (2,357)      (333,041)      (363,104)

Interest income(expense), net                      1,803              -           (141)             -              -          1,662
                                             -----------    -----------    -----------    -----------    -----------    -----------
      Loss before income taxes                   (18,659)        (1,084)        (6,301)        (2,357)      (333,041)      (361,442)

Income taxes                                       2,104            147              -              -              -          2,251
                                             -----------    -----------    -----------    -----------    -----------    -----------
      Net loss                                   (20,763)        (1,231)        (6,301)        (2,357)      (333,041)      (363,693)

Preferred stock accretion                              -              -           (363)             -            363 (h)          -
                                             -----------    -----------    -----------    -----------    -----------    -----------
      Net loss attributable to
        common shareholders                  $   (20,763)   $    (1,231)   $    (6,664)   $    (2,357)   $  (332,678)   $  (363,693)
                                             ===========    ===========    ===========    ===========    ===========    ===========
Basic and diluted net loss
   per share                                 $     (1.49)                                                               $    (16.99)
                                             ===========                                                                ===========
Shares used in computing basic
   and diluted net loss per share                 13,932                                                       2,393 (e)
                                             ===========                                                       2,025 (g)
                                                                                                               3,051 (j)     21,401
                                                                                                                        ===========

  See accompanying notes to unaudited pro forma combined condensed financial statements.

                        PHONE.COM INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      SIX MONTHS ENDED DECEMBER 31, 1999

                     (In thousands, except per share data)

                                                                    HISTORICAL                               PRO FORMA
                                            ------------------------------------------------------   ----------------------------
                                             PHONE.COM        APION        ATMOTION      PARAGON      ADJUSTMENTS      COMBINED
                                            -----------    -----------    -----------   ----------    -----------     -----------
Revenues:
    License                                 $    12,918    $       473    $         -   $    1,337    $         -     $    14,728
    Maintenance and support services              5,509              -              -            -              -           5,509
    Consulting services                           2,902              -              -            -              -           2,902
                                            -----------    -----------    -----------   ----------    -----------     -----------
         Total revenues                          21,329            473              -        1,337              -          23,139
                                            -----------    -----------    -----------   ----------    -----------     -----------
Cost of revenues:
    License                                         519            310              -          896              -           1,725
    Maintenance and support services              4,249              -              -            -              -           4,249
    Consulting services                           1,744              -              -            -              -           1,744
                                            -----------    -----------    -----------   ----------    -----------     -----------
         Total cost of revenues                   6,512            310              -          896              -           7,718
                                            -----------    -----------    -----------   ----------    -----------     -----------
         Gross profit                            14,817            163              -          441              -          15,421
                                            -----------    -----------    -----------   ----------    -----------     -----------
Operating expenses:
    Research and development                     13,700            197          2,897          773              -          17,567
    Sales and marketing                          10,540            276              -        1,911              -          12,727
    General and administrative                    4,713            241          1,250        1,275              -           7,479
    Stock-based compensation                      1,720              -              -        2,392            637 (c)
                                                                                                           (2,392)(k)       2,357
    Amortization of goodwill and
       intangible assets                         13,752              -              -            -         27,053 (d)
                                                                                                           47,529 (f)
                                                                                                           76,802 (i)     165,136
                                            -----------    -----------    -----------   ----------    -----------     -----------
         Total operating expenses                44,425            714          4,147        6,351        149,629         205,266
                                            -----------    -----------    -----------   ----------    -----------     -----------
         Operating loss                         (29,608)          (551)        (4,147)      (5,910)      (149,629)       (189,845)

Interest income(expense), net                     5,592              -            (42)           -              -           5,550
                                            -----------    -----------    -----------   ----------    -----------     -----------
         Loss before income taxes               (24,016)          (551)        (4,189)      (5,910)      (149,629)       (184,295)

Income taxes                                        925             68              -            -              -             993
                                            -----------    -----------    -----------   ----------    -----------     -----------
         Net loss                               (24,941)          (619)        (4,189)      (5,910)      (149,629)       (185,288)

Preferred stock accretion                             -              -           (501)           -            501 (h)           -
                                            -----------    -----------    -----------   ----------    -----------     -----------
         Net loss attributable to
            common shareholders             $   (24,941)   $      (619)   $    (4,690)  $   (5,910)   $  (149,128)      $(185,288)
                                            ===========    ===========    ===========   ==========    ===========     ===========
Basic and diluted net loss
    per share                               $     (0.39)                                                              $    (2.64)
                                            ===========                                                               ===========
Shares used in computing basic
    and diluted net loss per share               63,530                                                     1,561 (e)
                                            ===========                                                     2,025 (g)
                                                                                                            3,051 (j)      70,167
                                                                                                                      ===========

       See accompanying notes to unaudited pro forma combined condensed financial statements.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1)  Unaudited Pro Forma Combined Condensed Balance Sheet

The WAP Business of APiON

     On October 26, 1999, the Company acquired all of the outstanding capital stock of APiON Telecom Limited ("APiON") in exchange for 2,393,026 shares of its common stock. In addition, the Company also agreed to issue cash and common stock with an aggregate value of up to approximately $14,100,000 to current and former employees of APiON. APiON is a provider of WAP software products to GSM network operators in Europe and has expertise in GSM Intelligent Networks, wireless data and WAP technology. Former employees of APiON will receive consideration totaling up to approximately $6.5 million of which one third was paid in cash (approximately $2.2 million) upon the closing of the Company's secondary offering in November 1999 and two thirds is payable in common stock of the Company on the one year anniversary of the closing of the acquisition of APiON and is subject to forfeiture upon the occurrence of certain events. Current employees of APiON will receive consideration totaling up to approximately $7.6 million of which one third was paid in cash upon the closing of the Company's secondary offering and one third is payable in common stock of the Company on each of the first two anniversaries of the closing of the acquisition of APiON contingent upon continued employment. The actual number of Phone.com shares to be issued to current and former employees of APiON will depend upon the fair value of Phone.com common stock on the distribution date.

     Common stock issued to former shareholders and cash paid to current and former employees of APiON at the closing of the acquisition was included in the purchase price. Contingent common stock issuable in the future to former employees of APiON has been treated as contingent consideration. The then fair value of the common stock that is issued to the former employees of APiON upon the satisfaction of certain future events will be added to goodwill and amortized over the remaining useful life. Common stock issuable in the future to current employees of APiON has been recorded as deferred stock-based compensation.

     Total consideration given, including direct acquisition costs, aggregated approximately $245.9 million. The acquisition was accounted for as a purchase with the results of APiON included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $243.6 million, with $241.6 million attributable to goodwill, $1.7 million attributable to assembled workforce, $170,000 attributable to developed technology and $110,000 attributable to in-process research and development. The in-process research and development has been expensed on the acquisition date, and the intangible assets are being amortized on a straight-line basis over an estimated life of 3 years. In connection with the acquisition, the Company recorded deferred stock-based compensation in the amount of $5.1 million, which is being amortized on an accelerated basis over the vesting period of 24 months, consistent with the method described in FASB Interpretation No. 28.

     The historical balance sheet of Phone.com as of December 31, 1999 reflects the acquisition of APiON which was completed October 28, 1999.

     Under purchase accounting, the total purchase price was allocated to APiON's assets and liabilities based on their relative fair values as of the closing date of October 26, 1999.

The amounts and components of the purchase price along with the allocation of the purchase price to assets purchased are as follows (in thousands):

   Cash (including $2,547 paid to current employees of APiON)........  $  4,786
   Common stock......................................................   235,761
   Transaction costs.................................................     5,330
                                                                       --------
     Total purchase price............................................  $245,877
                                                                       ========

   Cash and cash equivalents.........................................  $    417
   Other current assets..............................................     5,971
   Property, plant and equipment and other noncurrent assets.........       507
   Liabilities assumed...............................................    (4,609)
                                                                       --------
     Book value of net tangible assets of APiON......................     2,286
   In-process research and development...............................       110
   Developed and core technology.....................................       170
   Assembled workforce...............................................     1,730
   Goodwill..........................................................   241,581
                                                                       --------
     Net assets acquired.............................................  $245,877
                                                                       ========

AtMotion

     On December 21, 1999, Phone.com entered into a Merger Agreement to acquire AtMotion, Inc. ("AtMotion"), an emerging provider of Voice Portal technology. In connection with the acquisition, which was completed on February 8, 2000, the Company issued 2,280,287 shares of its common stock in exchange for all of the outstanding common stock and redeemable convertible preferred stock of AtMotion, and assumed options and warrants of AtMotion for total consideration valued at approximately $285.2 million. The stock-for-stock transaction will be accounted for using purchase accounting.

     The pro forma combined condensed balance sheet as of December 31, 1999 gives effect to the merger as if it had occurred on December 31, 1999.

     The following adjustment has been reflected in the unaudited pro forma combined condensed balance sheet:

(a) To record common stock issued to stockholders of AtMotion and record applicable purchase accounting entries.

     Under purchase accounting, the total purchase price will be allocated to AtMotion's assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the consummation of the acquisition. Amounts allocated to goodwill and other intangible assets will be amortized on a straight-line basis over estimated useful lives of 3 years. The amounts and components of the purchase price along with the preliminary allocation of the purchase price to assets purchased are as follows (in thousands):

   Common stock......................................................  $277,174
   Fair value of options and warrants assumed........................     7,985
   Estimated transaction costs.......................................     2,000
                                                                       --------
     Total purchase price............................................  $287,159
                                                                       ========

   Cash and cash equivalents.........................................  $  1,353
   Other current assets..............................................       133
   Property and equipment............................................     3,305

   Other assets......................................................       146
   Notes receivable from stockholders................................       689
   Liabilities assumed...............................................    (3,641)
                                                                       --------
     Book value of net tangible assets of AtMotion...................     1,985
   Developed and core technology.....................................    42,542
   Assembled workforce...............................................       655
   Goodwill and other intangible assets..............................   241,977
                                                                       --------
     Net assets acquired.............................................  $287,159
                                                                       ========

     The actual allocation of the purchase price will depend on AtMotion's net assets on the closing date and Phone.com's evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

Paragon

     On February 8, 2000, Phone.com entered into a definitive agreement to acquire Paragon Software (Holdings) Limited ("Paragon"), a provider of synchronization technology allowing PC-based personal information to be easily transferred to mobile devices. In connection with the acquisition, which was completed on March 4, 2000, the Company issued 3,051,015 shares of its common stock in exchange for all of the outstanding common stock of Paragon, and assumed options of Paragon for up to 397,672 shares of Phone.com common stock valued at approximately $453.7 million, together with a cash payment of $3 million and two additional deferred installments of $17 million in the aggregate to Colin Calder, payable in approximately 142,950 shares of Phone.com common stock at his election or in cash with the consent of Phone.com, and cash payments of $555,000 at closing and $3.9 million in deferred installments to be allocated among certain employees of Paragon, and estimated transaction costs of $11.6 million. The transaction will be accounted for using purchase accounting.

     The pro forma combined condensed balance sheet as of December 31, 1999 gives effect to the merger as if it had occurred on December 31, 1999.

     The following adjustment has been reflected in the unaudited pro forma combined condensed balance sheet:

     (b) To record common stock issued to stockholders of Paragon and record applicable purchase accounting entries.

     Under purchase accounting, the total purchase price will be allocated to Paragon's assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the consummation of the acquisition. Amounts allocated to goodwill and other intangible assets will be amortized on a straight-line basis over estimated useful lives of 3 years. The amounts and components of the purchase price along with the preliminary allocation of the purchase price to assets purchased are as follows (in thousands):

 Common stock......................................................  $401,686
 Fair value of options assumed.....................................    52,038
 Consideration paid and payable to Colin Calder....................    20,000
 Cash payments paid and payable to certain employees...............     4,500
 Estimated transaction costs.......................................    11,600
                                                                     --------
  Total purchase price.............................................  $489,824
                                                                     ========

 Cash and cash equivalents.........................................  $ 12,222
 Other current assets..............................................       972
 Property and equipment............................................       115
 Liabilities assumed...............................................    (2,374)
                                                                     --------
  Book value of net tangible assets of Paragon.....................    10,935
 In-process research and development...............................    18,080
 Developed and core technology.....................................     7,210
 Non-compete agreements............................................     2,290
 Assembled workforce...............................................       980
 Goodwill and other intangible assets..............................   450,329
                                                                     --------
  Net assets acquired.............................................   $489,824
                                                                     ========

     The actual allocation of the purchase price will depend on Paragon's net assets on the closing date and Phone.com's evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

(2)  Unaudited Pro Forma Combined Condensed Statements of Operations

     The pro forma combined condensed statements of operations give effect to the acquisitions as if they had occurred on July 1, 1998.

The WAP Business of APiON

     The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

     (c) To reflect the accelerated amortization of deferred stock-based compensation associated with common stock of the Company to be issued to current employees of APiON in a manner consistent with Financial Accounting Standards Board Interpretation No. 28. The accelerated amortization results in 75% and 25% of the deferred stock-based compensation being amortized in the first year and second year after the closing of the acquisition of APiON, respectively.

     (d) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the APiON purchase price. The pro forma adjustment reflects goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

     (e)  To reflect the shares issued as consideration for the acquisition.


AtMotion

     The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

     (f) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the AtMotion purchase price. The pro forma adjustment assumes goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

     (g) To reflect common stock issued to shareholders of AtMotion. Shares to be issued for options and warrants and shares subject to repurchase until vested are excluded as they are antidilutive.

     (h)  To reverse historical accretion on preferred stock.

Paragon

     The estimated charge of $18.1 million for the fair value of acquired in-process research and development will be recorded during the quarter ending March 31, 2000, and has not been reflected in the unaudited pro forma combined condensed statements of operations.

     The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

     (i) Adjustment to remove the amortization of historical goodwill and intangible assets previously recorded by Paragon and to record the amortization of goodwill and intangible assets resulting from the allocation of the Paragon purchase price. The pro forma adjustment assumes goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

     (j) To reflect common stock issued to shareholders of Paragon. Shares to be issued for options are excluded as they are antidilutive.

     (k)   To reverse historical amortization of stock-based compensation.

ITEM 7.   (c) EXHIBIT

          The following exhibit is filed herewith:

          23.01    Consent of Ernst & Young, Independent Auditors

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PHONE.COM, INC.

DATE:  May 12, 2000                            By: /s/ ALAN BLACK
                                                  ------------------------------
                                               Alan Black
                                               Vice President of Finance and
                                               Administration, Chief Financial
                                               Officer and Treasurer (Principal
                                               Financial and Accounting Officer)